As filed with the Securities and Exchange Commission on January 17, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Choice Hotels International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1209792
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip code)

Choice Hotels International, Inc. 2006 Long-Term Incentive Plan

(Full title of the plan)

Simone Wu

Senior Vice President, General Counsel,

Secretary and Chief Compliance Officer

Choice Hotels International, Inc.

1 Choice Hotels Circle, Suite 400

Rockville, Maryland 20850

(Name and address of agent for service)

(301) 592-5000

(Telephone number, including area code, of agent for service)

Copies to:

John B. Beckman

C. Alex Bahn

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Maximum Proposed Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,000,000	$49.195	$147,585,000	$19,009

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the common stock that may become issuable under the plan referenced above by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of Choice Hotels International, Inc. common stock as reported on the New York Stock Exchange on January 13, 2014.

EXPLANATORY NOTE

Choice Hotels International, Inc. (the “Company”) is hereby registering 3,000,000 additional shares of common stock, par value, $0.01 per share, for issuance under the Choice Hotels International, Inc. 2006 Long-Term Incentive Plan, as amended (the “Plan”). As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 filed by the Company on May 7, 2007 (Registration No. 333-142676) and September 10, 2010 (Registration No. 333-169308), except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

See the Exhibit Index.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 17th day of January, 2014.

Choice Hotels International, Inc.

By:	/s/ Stephen P. Joyce
Name: Stephen P. Joyce Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of January, 2014.

Signature	Title

/s/ Stephen P. Joyce Stephen P. Joyce	President and Chief Executive Officer (principal executive officer)

/s/ David L. White David L. White	Senior Vice President, Chief Financial Officer & Treasurer (principal financial officer)

/s/ Scott E. Oaksmith Scott E. Oaksmith	Controller (principal accounting officer)

A majority of the Board of Directors:

Barbara T. Alexander, Stewart Bainum, Jr., William L. Jews, Scott A. Renschler, John T. Schwieters, Ervin R. Shames, Gordon A. Smith and John P. Tague.

By:	/s/ Simone Wu	January 17, 2014
Simone Wu Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of the General Counsel as to the legality of the securities being registered

10.1	Choice Hotels International, Inc. 2006 Long-Term Incentive Plan, as amended (incorporated by reference from Appendices A and B to the Company’s Definitive Proxy Statement, filed on March 26, 2013)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of the General Counsel (included in Exhibit 5.1)

24.1	Power of Attorney